Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-8 No. 333-179595) of Virgin Media Inc. pertaining to the Virgin Media Inc. Share Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-167551) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2006 Stock Incentive Plan and Virgin Media Inc. 2010 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-161348) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2008 Sharesave Plan,

(4)	Registration Statement (Form S-8 no. 333-150833) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2008 Sharesave Plan,

(5)	Registration Statement (Form S-8 No. 333-134523) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2006 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-117262) of Virgin Media Inc. pertaining to the Virgin Media Inc. 2004 Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-132213) of Virgin Media Inc. pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-132212) of Virgin Media Inc. pertaining to the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan,

(9)	Registration Statement (Form S-4/A No. 333-167532) of Virgin Media Inc. pertaining to Amendment No. 1 to Form S-4 Registration Statement under the Securities Act of 1933,

(10)	Registration Statement (Form S-4 No. 333-167532) of Virgin Media Inc. pertaining to the Registration Statement under the Securities Act of 1933,

(11)
Registration Statement (Form S-3 No. 333-179725-03) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited., Virgin Media Investment Holdings Limited and Virgin Media Investments Limited,

(12)
Registration Statement (Form S-3ASR No. 333-159493-06) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited,

(13)	Registration Statement (Form S-3ASR No. 333-157654) of Virgin Media Inc., pertaining to shares of common stock issuable upon exercise of its Series A warrants,

(14)
Registration Statement (Form S-3ASR No. 333-135662-06) of Virgin Media Finance PLC, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group Inc., Virgin Media Communications Limited, and Virgin Media Investment Holdings Limited, and

(15)	Registration Statement (Form S-3 No. 333-132209)
of our reports dated February 7, 2013, with respect to the consolidated financial statements and schedule of Virgin Media Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Virgin Media Inc. and subsidiaries, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2012.
/s/ Ernst & Young LLP
Ernst & Young LLP
London, England
February 7, 2013